Exhibit (g.2)

FRONTEGRA FUNDS, INC.

AMENDMENT TO CUSTODY AGREEMENT

THIS AMENDMENT dated as of this 1st day of August, 2007, to the Custody Agreement dated as of October 28, 2003, as amended, (the “Custody Agreement”), is entered by and between FRONTEGRA FUNDS, INC., a Maryland corporation, (the "Corporation"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the Corporation and the Custodian have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend said Custody Agreement to apply to the fees and to an additional fund; and

WHEREAS, Article XV, Section 15.4 of the Custody Agreement allows for its amendment by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree to add the following:

Exhibit C, the listing of the funds and the fees, is hereby superseded and replaced with Exhibit C attached hereto.

The fees are effective August 1, 2007 thru July 31, 2009.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FRONTEGRA FUNDS, INC.	U.S. BANK, N.A.

By: /s/ William D. Forsyth III	By: /s/ Michael R. McVoy

Printed Name: William D. Forsyth III	Printed Name: Michael R. McVoy

Title: Co-President	Title: Vice President

Exhibit C

to the Frontegra Funds, Inc.

Custody Agreement (Fund Names and Fees)

Fund Names

Separate Series of Frontegra Funds, Inc.

Name of Series	Date Added
Frontegra Columbus Core Plus Fund
Frontegra Columbus Core Plus Fund (Y Class)	– effective on or after September 4, 2007
Frontegra Columbus Core Fund
Frontegra IronBridge Small Cap Fund
Frontegra IronBridge SMID Fund
Frontegra IronBridge SMID Fund (Y Class)	– effective on or after September 4, 2007
Frontegra Netols Small Cap Value Fund
Frontrega Netols Small Cap Value Fund (Y Class)	–effective on or after September 4, 2007
Frontegra New Star International Equity Fund
Frontegra Sky International Value Fund Institutional Class	- effective on or after September 4, 2007
Frontegra Sky International Value Fund (Y class)	- effective on or after September 4, 2007

Exhibit C (continued) to the Custody Agreement- Frontegra Funds

DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE FRONTEGRA FUNDS August 1, 2007 thru July 31, 2009

Annual fee based upon the Company’s total market value

0.50 basis points on total market value

Portfolio Transaction Fees

$  5.00 per disbursement (waived if U.S. Bancorp is Administrator)

$  7.00 per repurchase agreement transaction

$  8.00 per book entry security (depository or Federal Reserve system)

$25.00 per portfolio transaction processed through our New York custodian definitive security (physical)

$  9.00 per GNMA Amortized security purchase

$  6.00 per GNMA principal/interest paydown, GNMA sales

$35.00 per option/future contract written, exercised or expired

$63.00 per Cedel/Euroclear transaction

$25.00 per mutual fund trade

$15.00 per Fed Wire or withdrawal

$15.00 per margin variation

$  6.00 per short sale

$  6.00 per paydown transaction

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Overdrafts – charged to the account at prime interest rate plus 2.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Variable Amount Demand Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates.  Our charge, which is ¼ of 1%, deducted from the variable amount note income at the time it is credited to your account.

Fees are billed monthly based upon market value at the beginning of the month.

Exhibit C (continued) to the Custody Agreement- Frontegra Funds

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE FRONTEGRA - AUGUST 1, 2007 thru July 31, 2009
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	12.00	$32	Lithuania	All	16.00	$40
Australia	All	1.60	$24	Luxembourg	All	3.20	$20
Austria	All	2.80	$28	Malaysia	All	4.80	$64
Bahrain	All	40.00	$112	Mali	All	32.00	$124
Bangladesh	All	32.00	$120	Malta	All	17.60	$60
Belgium	All	2.00	$36	Mauritius	All	24.00	$80
Benin	All	32.00	$124	Mexico	All	2.40	$16
Bermuda	All	12.00	$48	Morocco	All	28.00	$80
Botswana	All	20.00	$40	Namibia	All	24.00	$40
Brazil	All	12.00	$28	Netherlands	All	2.40	$20
Bulgaria	All	32.00	$64	New Zealand	All	2.40	$32
Burkina Faso	All	32.00	$124	Niger	All	32.00	$124
Canada	All	1.00	$9.60	Nigeria	All	24.0	$40
Cayman Islands	All	0.80	$8	Norway	All	2.40	$36
Channel Islands	All	1.20	$20	Oman	All	40.00	$112
Chile	All	16.00	$48	Pakistan	All	24.00	$80
China“A” Shares	All	12.00	$52	Palestinian	All	36.00	$112
China“B” Shares	All	12.00	$52	Peru	All	35.00	$85
Columbia	All	32.00	$80	Philippines	All	6.40	$60
Costa Rica	All	12.00	$48	Poland	All	20.00	$40
Croatia	All	28.00	$52	Portugal	All	8.00	$65
Cyprus	All	12.00	$45	Qatar	All	36.00	$112
Czech Republic	All	16.00	$40	Romania	All	28.00	$80
Denmark	All	2.40	$40	Russia	Equities/Bonds	30.00	$165
Ecuador	All	28.00	$52	Russia	MINFIN	12.00	$40
Egypt	All	32.00	$80	Senegal	All	32.00	$124
Estonia	All	5.60	$20	Serbia	All	50.00	$140
Euromarkets(3)	All	1.20	$8	Singapore	All	2.40	$32
Finland	All	4.00	$36	Slovak Republic	All	20.00	$88
France	All	2.00	$36	Slovenia	All	20.00	$88
Germany	All	0.80	$24	South Africa	All	2.40	$12
Ghana	All	20.00	$40	South Korea	All	8.00	$16
Greece	All	12.00	$55	Spain	All	2.40	$40
Guinea Bissau	All	40.00	$124	Sri Lanka	All	12.00	$48
Hong Kong	All	4.80	$48	Swaziland	All	24.00	$40
Hungary	All	25.00	$75	Sweden	All	1.60	$36
Iceland	All	12.00	$45	Switzerland	All	1.60	$40
India	All	10.00	$105	Taiwan	All	15.00	$80
Indonesia	All	9.60	$80	Thailand	All	4.80	$36
Ireland	Equities	2.40	$24	Togo	All	32.00	$124
Ireland	Gov’t Bonds	1.20	$8	Trinidad & Tobago	All	24.00	$52
Israel	All	12.00	$36	Tunisia	All	32.00	$36
Italy	All	2.40	$40	Turkey	All	12.00	$12
Ivory Coast	All	32.00	$124	UAE	All	36.00	$104
Jamaica	All	28.00	$40	United Kingdom	All	1.20	$8
Japan	All	1.20	$12	Ukraine	All	24.00	$36
Jordan	All	32.00	$100	Uruguay	All	40.00	$52
Kazakhstan	All	48.00	$120	Venezuela	All	32.00	$100
Kenya	All	24.00	$40	Vietnam	All	32.00	$104
Latvia	Equities	12.00	$60	Zambia	All	24.00	$40
Latvia	Bonds	20.00	$72	Zimbabwe	All	24.00	$40
Lebanon	All	20.00	$72

Base Fee - A monthly base charge of $800.00 per account (fund) will apply.

Notes:

(1)

Fee is expressed in basis points per annum where one basis point equals one hundredth of one percent (.01%) and is calculated based upon month-end market value, unless stated otherwise.

Exhibit C (continued) to the Custody Agreement- Frontegra Funds

(2)

A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.

(3)

Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request)

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Note, for all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived

For non-US resident clients investing in the U.S. market:

Fees for US custody are provided on the basis that if assets are held in an omnibus account for multiple underlying clients, the Client will take the necessary action to attain Qualified Intermediary (QI) status for US IRS withholding tax purposes.  Should the Client fail to take the necessary action, the fee quoted would be subject to review, and all costs incurred by The Bank of New York in fulfilling its obligations under the US regulations would be passed to the Client.  Please refer to the separate Non-Resident Alien (NRA) fee schedule.

Note: for the clients who are the sole beneficial owner of the assets held in their account with The Bank of New York and the client has provided a “W8Ben” form per account stating their ownership of the assets, the above will not apply.

Cash Transactions

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3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a third party will be charged $50.

Standard Non-U.S. Proxy Services Fees

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Notification

$5

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Vote

$10

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Relationship Set Up Fee

$100

Tax Reclamation Services – may be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Communication Fees

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INFORM – Access to The Bank of New York proprietary application, INFORM, for standard custody instructions and reporting will be provided at a cost of USD 200 per month including installation and training.

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SWIFT Reporting and Message Fees – the following fees will apply in respect of client requested SWIFT reports and messages:

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Cash Reporting –

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MT900 – Cash Debit Advice

$1.80 each

•

MT910 – Cash Credit Advice

$1.80 each

•

MT940 – Detail Cash Statement

$1.00 per message

•

MT950 – Cash Statement

$1.00 per message

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Securities Position Reporting

•

MT535 – Statement of Holdings

$2.00 per message

One MT535 will be issued per account per month free of charge.

•

MT536 – Statement of Transactions

$2.00 per message

•

MT537 – Statement of Pendings

$2.00 per message

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Confirmations

•

MT544 – Receive Free Confirm

$1.00 per message

•

MT545 – Receive Against Payment Confirm

$1.00 per message

•

MT546 – Deliver Free Confirm

$1.00 per message

•

MT547 – Deliver Against Payment Confirm

$1.00 per message

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Facsimile Reporting Fees

•

Corporate Actions Notifications

$2.00 per notification

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Cash and Securities Reports

$1.00 per page

Out of Pocket Expenses

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Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

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A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.